Exhibit 5.1

June 7, 2022

Cryptyde, Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

Ladies and Gentlemen:

We have acted as counsel to Cryptyde, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to a total of 23,993,525 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Registration Statement (as defined below) relates to 3,333,333 shares (the “January 2022 Warrant Shares”) issuable upon the exercise of warrants (the “January 2022 Warrants”), an additional 3,333,333 January 2022 Warrant Shares potentially issuable upon exercise of the January 2022 Warrants, subject to certain conditions, 3,333,333 shares of Common Stock (the “January 2022 Note Shares”) issuable upon the conversion of the note (the “January 2022 Note”), all of which are being issued pursuant to that certain securities purchase agreement dated January 26, 2022 (the “Hudson Bay Securities Purchase Agreement”) by and among the Company and Hudson Bay Master Fund Ltd. (“Hudson Bay”), 533,334 shares of Common Stock (the “HB SPA Palladium Warrant Shares”) issuable upon the exercise of warrants (the “HB SPA Palladium Warrants”) that were issued to Palladium Capital Group, LLC (“Palladium”) as part of Palladium’s compensation for serving as exclusive placement agent in connection with the sale of securities under the Hudson Bay Securities Purchase Agreement, 8,652,419 shares of Common Stock (the “HB Amendment Agreement Warrant Shares”) issuable upon the exercise of warrants (the “HB Amendment Agreement Warrants”) that were issued on May 18, 2022 to Hudson Bay pursuant to an Amendment Agreement entered into by the Company (the “Amendment Agreement”), 767,774 shares of Common Stock (the “Palladium Spin-Off Warrant Shares”) issuable upon the exercise of warrants (the “Palladium Spin-Off Warrants”) that were issued on May 18, 2022 to Palladium in connection with the spin-off of the Company, 500,000 shares of Common Stock (the “CVI Spin-Off Warrant Shares”) issuable upon the exercise of warrants (the “CVI Spin-Off Warrants”) that were issued on May 18, 2022 to CVI Investments, Inc. (“CVI”) in connection with the spin-off of the Company, 300,000 shares of common stock (the “Armistice Spin-Off Warrant Shares”) issuable upon the exercise of warrants (the “Armistice Spin-Off Warrants”) that were issued on May 18, 2022 to Armistice Capital Master Fund Ltd (“Armistice”) in connection with the spin-off of the Company, 1,500,000 shares of Common Stock (the “BHP Shares”) issued on May 20, 2022 to BHP Capital NY, Inc. (“BHP”) upon the closing of that certain securities purchase agreement dated January 26, 2022 with BHP (the “Equity Private Placement”), 1,500,000 shares of Common Stock (the “BHP Warrant Shares”) issuable to BHP upon the exercise of Warrants (the “BHP Warrants”) that were issued on May 20, 2022 to BHP upon the closing of the Equity Private Placement and 240,000 shares of Common Stock (the “BHP SPA Palladium Warrant Shares”) issuable upon the exercise of warrants (the “BHP SPA Palladium Warrants”) that were issued on May 20, 2022 to Palladium as part of Palladium’s compensation for serving as executive placement agent in connection with the Equity Private Placement.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) Amendment No. 1 to the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof; (ii) the prospectus included in the Registration Statement; (iii) the Hudson Bay Securities Purchase Agreement and all agreements contemplated therein; (iv) the Equity Private Placement and all agreements contemplated therein; (v) the Certificate of Incorporation of the Company and the Bylaws of the Company, each as amended to date; (vi) that certain joint consent of the Board of Directors of the Company and the sole stockholder of the Company dated January 25, 2022, related to approval of the Hudson Bay Securities Purchase Agreement, all agreements contemplated therein, and related matters; (vii) that certain joint consent of the Board of Directors of the Company and the sole stockholder of the Company dated January 25, 2022, related to approval of the Equity Private Placement, all agreements contemplated therein, and related matters; (viii) the consent of the Board of Directors of the Company dated May 6, 2022, related to the approval of the HB SPA Palladium Warrants; (ix) the consent of the Board of Directors of the Company dated May 18, 2022, related to the approval of the HB Amendment Agreement Warrants, the Palladium Spin-Off Warrants, the CVI Spin-Off Warrants and the Armistice Spin-Off Warrants; (x) the January 2022 Warrants; (xi) the January 2022 Note; (xii) the HB SPA Palladium Warrants; (xiii) the HB Amendment Agreement Warrants; (xiv) the Palladium Amendment Agreement Warrants; (xv) the CVI Spin-Off Warrants; (xvi) the Armistice Spin-Off Warrants; (xvii) the BHP Warrants; (xviii) the BHP SPA Palladium Warrants; and (xix) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

Haynes and Boone, LLP	2323 Victory Avenue | Suite 700 | Dallas, TX 75219 T: 214.651.5000 | haynesboone.com

Cryptyde, Inc.

June 7, 2022

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The 3,333,333 January Warrant Shares to be issued upon the exercise of the January 2022 Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the January 2022 Warrants, will be validly issued, fully paid and non-assessable.

2. The additional 3,333,333 January Warrant Shares to potentially be issued upon the exercise of the January 2022 Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the January 2022 Warrants, will be validly issued, fully paid and non-assessable.

3. The 3,333,333 January 2022 Note Shares to be issued upon the conversion of the January 2022 Note have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the January 2022 Note in accordance with the terms of the January 2022 Note, will be validly issued, fully paid and non-assessable.

4. The 533,334 HB SPA Palladium Warrant Shares to be issued upon the exercise of the HB SPA Palladium Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the HB SPA Palladium Warrants, will be validly issued, fully paid and non-assessable.

5. The 8,652,419 HB Amendment Agreement Warrant Shares to be issued upon the exercise of the HB Amendment Agreement Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the HB Amendment Agreement Warrants, will be validly issued, fully paid and non-assessable.

6. The 767,774 Palladium Spin-Off Warrant Shares to be issued upon the exercise of the Palladium Spin-Off Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the Palladium Spin-Off Warrants, will be validly issued, fully paid and non-assessable.

Cryptyde, Inc.

June 7, 2022

7. The 500,000 CVI Spin-Off Warrant Shares to be issued upon the exercise of the CVI Spin-Off Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the CVI Spin-Off Warrants, will be validly issued, fully paid and non-assessable.

8. The 300,000 Armistice Spin-Off Warrant Shares to be issued upon the exercise of the Armistice Spin-Off Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the Armistice Spin-Off Warrants, will be validly issued, fully paid and non-assessable.

9. The 1,500,000 BHP Shares issued to BHP on May 20, 2022, in connection with the closing of the Equity Purchase Agreement are validly issued, fully paid and non-assessable.

10. The 1,500,000 BHP Warrant Shares to be issued upon the exercise of the BHP Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the BHP Warrants, will be validly issued, fully paid and non-assessable.

11. The 240,000 BHP SPA Palladium Warrant Shares to be issued upon the exercise of the BHP SPA Palladium Warrants have been duly authorized for issuance by the Board of Directors of the Company and upon issuance thereof in accordance with the terms of the BHP SPA Palladium Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”).

We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinion herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 dated on or about the date hereof and to the reference to our Firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP